UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Trex Company, Inc.

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TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 8, 2003

To our stockholders:

Notice is hereby given that the 2003 annual meeting of stockholders of Trex Company, Inc. will be held at Winchester Country Club, 1300 Senseny Road, Winchester, Virginia, on Thursday, May 8, 2003, at 9:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect two directors of Trex Company;

2.	to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Trex Company’s independent auditors for the 2003 fiscal year; and

3.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 18, 2003 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Lynn E. MacDonald

Secretary

Dated: April 3, 2003

TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

Annual Meeting of Stockholders

May 8, 2003

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Trex Company, Inc. for use at Trex Company’s 2003 annual meeting of stockholders to be held at Winchester Country Club, 1300 Senseny Road, Winchester, Virginia, on Thursday, May 8, 2003, at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Trex Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Trex Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Trex Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. Trex Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at Trex Company’s offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to Trex Company’s stockholders on or about April 3, 2003.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return postage-paid envelope are enclosed. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

Shares of Trex Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR the election of the two director nominees to Trex Company’s board of directors and FOR the proposal to ratify the appointment of Ernst & Young LLP as Trex Company’s independent auditors for the 2003 fiscal year. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Trex Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on March 18, 2003 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 18, 2003, there were 14,654,032 shares of common stock outstanding.

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Trex Company’s independent auditors. An abstention from voting on this proposal will have the same effect as a vote against the proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Stockholders

A copy of Trex Company’s annual report to stockholders for the 2002 fiscal year accompanies this proxy statement. Trex Company is required to file an annual report on Form 10-K for the 2002 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the 2002 Form 10-K, without exhibits, by writing to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. The annual report on Form 10-K is also available through Trex Company’s web site at http://www.trex.com. The annual report to stockholders and the Form 10-K are not proxy soliciting materials.

Important Notice Regarding Delivery of Stockholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of an annual report to stockholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report to stockholders and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report to stockholders or this proxy statement, we will send a copy to you if you address your written request to or call Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Corporate Secretary, or call us at 540-542-6300. If you are receiving multiple copies of our annual report to stockholders and proxy statement, you can request householding by contacting our corporate secretary in the same manner.

SECURITY OWNERSHIP

The following table presents, as of February 28, 2003, information based upon Trex Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

•	each person known to Trex Company to be the beneficial owner of more than 5% of the common stock;

•	each director and each nominee to the board of directors;

•	each executive officer of Trex Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and

•	all directors and executive officers of Trex Company as a group.

As of February 28, 2003, there were 14,654,032 shares of common stock outstanding.

The information presented below regarding beneficial ownership of Trex Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Anthony J. Cavanna	2,007,851	13.7
Roger A. Wittenberg	1,834,097	12.5
Robert G. Matheny	1,660,679	11.3
Andrew U. Ferrari	1,642,084	11.2
Harold F. Monahan	59,080	*
William F. Andrews	17,360	*
William H. Martin, III	16,623	*
Patricia B. Robinson	3,473	*
A. Catherine Lawler	—	—
Paul A. Brunner	—	—
All directors and executive officers as a group (10 persons)	7,241,247	49.1

*	Less than 1%.

The percentage of beneficial ownership as to any person as of February 28, 2003 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of February 28, 2003 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, Trex Company believes that the beneficial owners of Trex Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by Mr. Cavanna include options exercisable within 60 days of February 28, 2003 to purchase 15,315 shares of common stock. Mr. Cavanna’s address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605.

The shares of common stock shown as beneficially owned by Mr. Wittenberg include 3,000 shares of common stock owned of record by his spouse and options exercisable within 60 days of February 28, 2003 to purchase 14,747 shares of common stock. Mr. Wittenberg disclaims beneficial ownership of the shares owned of record by his spouse. Mr. Wittenberg’s address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605.

The shares of common stock shown as beneficially owned by Mr. Matheny include 1,000 shares of common stock owned of record by his spouse and options exercisable within 60 days of February 28, 2003 to purchase 15,879 shares of common stock. Mr. Matheny disclaims beneficial ownership of the shares owned of record by his spouse. Mr. Matheny’s address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605.

The shares of common stock shown as beneficially owned by Mr. Ferrari do not include 2,716 shares held in two trusts for Mr. Ferrari’s children, of which Mr. Ferrari’s spouse is the sole trustee. The shares of common stock shown as beneficially owned by Mr. Ferrari include 850 shares of common stock owned of record by his spouse and options exercisable within 60 days of February 28, 2003 to purchase 14,747 shares of common stock. Mr. Ferrari disclaims beneficial ownership of the shares owned of record by his spouse. Mr. Ferrari’s address is c/o Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605.

The shares of common stock shown as beneficially owned by Mr. Monahan include options exercisable within 60 days of February 28, 2003 to purchase 19,080 shares of common stock.

The shares of common stock shown as beneficially owned by Mr. Andrews include options exercisable within 60 days of February 28, 2003 to purchase 5,360 shares of common stock.

The shares of common stock shown as beneficially owned by Mr. Martin include options exercisable within 60 days of February 28, 2003 to purchase 7,523 shares of common stock.

The shares of common stock shown as beneficially owned by Ms. Robinson include options exercisable within 60 days of February 28, 2003 to purchase 3,473 shares of common stock.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include options exercisable within 60 days of February 28, 2003 to purchase 96,124 shares of common stock.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

Trex Company’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2004 and at the annual meeting of stockholders in 2005, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

Anthony J. Cavanna and Patricia B. Robinson have been nominated for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2006. Both nominees are incumbent directors and have been recommended for re-election to the board of directors by the nominating/corporate governance committee and nominated for re-election by the board of directors. Mr. Cavanna has served on the board of directors since Trex Company’s formation in September 1998. Ms. Robinson has served on the board of directors since November 2000.

On February 26, 2003, the board of directors increased the size of the board from seven to eight members and appointed Paul A. Brunner as a director of Trex Company for an initial term of office expiring at the annual meeting of stockholders in 2004. Roger A. Wittenberg, whose term of office will expire at this annual meeting, previously had informed the board of directors that he did not wish to stand for re-election as a director. If both Mr. Cavanna and Ms. Robinson are elected as directors at this annual meeting, there would remain one vacancy on the board of directors. Notwithstanding this vacancy, proxies cannot be voted at the annual meeting to elect more than two persons as directors.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Terms

Name	Age	Director Since
Anthony J. Cavanna	63	1998
Patricia B. Robinson	50	2000

Anthony J. Cavanna has served as Executive Vice President and Chief Financial Officer of Trex Company since September 1998 and of TREX Company, LLC, which was Trex Company’s wholly owned subsidiary until December 31, 2002, from August 1996 through December 2002. From 1962 to August 1996, he held a variety of positions with Mobil Chemical, including Group Vice President, Vice President-Planning and Finance, Vice President of Mobil Chemical and General Manager of its Films Division Worldwide, President and General Manager of Mobil Plastics Europe and Vice President-Planning and Supply of the Films Division. Mr. Cavanna received a B.S. degree in chemical engineering from Villanova University and an M.S. degree in chemical engineering from the Polytechnic Institute of Brooklyn.

Patricia B. Robinson is an independent consultant to, and in 2000 served as Interim Operating Officer of, TruckBay.com, an Internet distributor of heavy-duty truck parts. From 1977 to 1998, Ms. Robinson served in a variety of positions with Mead Corporation, a forest products company, including President of Mead School and Office Products, Vice President of Corporate Strategy and Planning, President of Gilbert Paper, Plant Manager of a specialty machinery facility and Product Manager for new packaging product introductions. Ms. Robinson received a B.A. degree in economics from Duke University and an M.B.A. degree from the Darden School at the University of Virginia.

Directors Whose Terms Expire in 2004

Name	Age	Director Since
William F. Andrews	71	1999
Paul A. Brunner	67	2003
Andrew U. Ferrari	56	1998

William F. Andrews has served as Chairman of the Board of Directors of Corrections Corporation of America since August 2000 and as Chairman of the Board of Directors of Katy Industries, Inc., a manufacturer of maintenance and electrical products, since October 2001. He was named Chairman of the Board of Directors of Allied Aerospace Industries, Inc., a manufacturer of defense and aerospace products, in January 2002. Mr. Andrews has been a Principal of Kohlberg & Company, a venture capital firm, since 1994. From 1995 to 2001, Mr. Andrews served as Chairman of the Board of Directors of Scovill Fasteners Inc. From 1998 to 2001, he served as Chairman of the Board of Directors of Northwestern Steel and Wire Company. From 1995 to 1998, he served as Chairman of Schrader-Bridgeport International, Inc. Prior to 1995, Mr. Andrews served in various positions, including Chairman, President and Chief Executive Officer, with Scovill Manufacturing Co., where he worked for over 28 years; Chairman and Chief Executive Officer of Amdura Corporation; Chairman of Utica Corporation; and Chairman, President and Chief Executive Officer of Singer Sewing Company. Mr. Andrews also serves as a director of Black Box Corporation. Mr. Andrews received a B.S. degree in business administration from the University of Maryland and an M.B.A. degree in marketing from Seton Hall University.

Paul A. Brunner serves as President and Chief Executive Officer of Spring Capital Inc., a merchant bank, which he founded in 1985. From 1982 to 1985, Mr. Brunner served as President and Chief Executive Officer of U.S. Operations of Asea Brown Boveri, a multi-national Swiss manufacturer of high technology products. In 1967, he joined Crouse-Hinds Company, a manufacturer of electronics and electronic equipment, and through 1982 he held various positions with the company, including President and Chief Operating Officer, Executive Vice President of Operations, Vice President of Finance and Treasurer, and Director of Mergers and Acquisitions. From 1959 to 1967, he worked for Coopers & Lybrand, an accounting firm, as an audit supervisor. Mr. Brunner also serves as a director of Johnson Controls, Inc. and Winholt, Inc. Mr. Brunner is a Certified Public Accountant. He received a B.S. degree in accounting from the University of Buenos Aires and an M.B.A. degree in management from Syracuse University.

Andrew U. Ferrari served as Executive Vice President of Marketing and Business Development of Trex Company from October 2001 to March 2003 and of TREX Company, LLC from October 2001 through December 2002. He served as Executive Vice President of Sales and Marketing of Trex Company from September 1998 to October 2001 and of TREX Company, LLC from August 1996 to October 2001. From 1989 to 1996, Mr. Ferrari held various positions with Mobil Chemical Company, including Director of Sales and Marketing of the Composite Products Division, New Business Manager, and Marketing Director of the Consumer Products Division. Mr. Ferrari received a B.A. degree in economics from Whitman College and an M.B.A. degree from Columbia University.

Directors Whose Terms Expire in 2005

Name	Age	Director Since
William H. Martin, III	72	1999
Robert G. Matheny	57	1998

William H. Martin, III has served as Chairman of the Board of Directors of Martin Industries, Inc., a manufacturer and producer of gas space heaters, gas logs and pre-engineered fireplaces, since April 1994 and as a director of Martin Industries since 1974. From 1987 to 1993, Mr. Martin served as Executive Assistant to the Rector of Trinity Wallstreet Church in New York City. From 1971 to 1987, he served as President and Chief

Executive Officer of Martin Industries. Mr. Martin serves on the board of directors of Aluma-Form, Inc. and is a member of the board of directors of several not-for-profit organizations. Mr. Martin is a graduate of Vanderbilt University.

Robert G. Matheny has served as President of Trex Company since September 1998 and of TREX Company, LLC from August 1996 through December 2002. From 1970 to August 1996, Mr. Matheny held various positions with Mobil Chemical Company, including General Manager of the Composite Products Division, General Manager of the Chemical Specialties Group, and Vice President of Mobil Chemical Products International. Mr. Matheny received a B.S. degree in industrial engineering and operations research from Virginia Polytechnic Institute.

Board of Directors and Committees of the Board of Directors

The board of directors held six meetings during Trex Company’s 2002 fiscal year. During fiscal 2002, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

The board of directors currently has a standing audit committee, a standing compensation committee and a standing nominating/corporate governance committee.

The audit committee, which held five meetings during fiscal 2002, consisted in fiscal 2002 of Mr. Martin, who is the Chairman, Mr. Andrews and Ms. Robinson. Mr. Brunner was appointed to the audit committee on February 26, 2003 at the time of his appointment to the board of directors. The board of directors has determined that each of the members of the audit committee satisfies the independence standards of the New York Stock Exchange. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing Trex Company’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the internal audit function, reviewing the adequacy of Trex Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in Trex Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to Trex Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties are set forth in the committee’s charter, which was last amended by the board of directors on February 26, 2003. A copy of the current audit committee charter is attached to this proxy statement as Appendix A.

The compensation and governance committee, which held three meetings during fiscal 2002, consisted of Mr. Andrews, who was Chairman, Mr. Martin and Ms. Robinson. On October 31, 2002, the board of directors reconstituted the compensation and governance committee to create two separate committees: a compensation committee and a nominating/corporate governance committee. The compensation committee currently consists of Ms. Robinson, who is the Chairman, Mr. Andrews and Mr. Martin. This committee is responsible for establishing the compensation and benefits of Trex Company’s executive officers, monitoring compensation arrangements applicable to management employees for consistency with corporate objectives and stockholders’ interests, and administering Trex Company’s Amended and Restated 1999 Stock Option and Incentive Plan.

The nominating/corporate governance committee, which was formed by the board of directors on October 31, 2002, currently consists of Mr. Andrews, who is Chairman, Mr. Martin and Ms. Robinson. The committee is responsible for recommending candidates for election to the board of directors and for making recommendations to the board of directors regarding corporate governance matters, including board size and membership qualifications, board committees, corporate organization, selection and succession planning for officers and key executives, programs for training and development of executive-level employees, and stockholder proposals regarding these matters.

Trex Company’s bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of Trex Company at Trex Company’s principal office in Winchester, Virginia, a written notice of the stockholder’s intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of Trex Company; and (3) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the nomination is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to elect the nominee or (B) otherwise solicit proxies for stockholders in support of such nomination. Trex Company may require any proposed nominee to furnish such other information as Trex Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Trex Company.

Director Compensation

Fees.    Under Trex Company’s Amended and Restated 1999 Incentive Plan for Outside Directors, which is referred to in this proxy statement as the “Outside Director Plan,” directors who are not employees of Trex Company receive an annual fee paid in the form of (1) stock options valued at $20,000, based on the Black-Scholes valuation model, and (2) $20,000 in cash, stock options, or cash and stock options based on the percentages of these forms of consideration elected by the serving director. Trex Company pays its non-employee directors these fees in arrears on a quarterly basis. Mr. Andrews, Mr. Martin and Ms. Robinson, Trex Company’s three non-employee directors in 2002, each received payment of their 2002 fees in the form of options to purchase 1,065 shares of common stock valued at $20,000 and $20,000 in cash.

The Outside Director Plan is administered by an administrative committee consisting of Trex Company’s President and Trex Company’s Chief Financial Officer.

Stock Option Grants.    Trex Company’s current policy is to grant non-employee directors options to purchase 1,500 shares of common stock upon their initial appointment to the board of directors. The options are granted under Trex Company’s Amended and Restated 1999 Stock Option and Incentive Plan, which is referred to in this proxy statement as the “Stock Incentive Plan.”

The exercise price per share under each option granted to a non-employee director upon appointment or in payment of annual fees is the fair market value of the common stock on the option grant date. Each such option awarded in 2002 and in subsequent periods vests on the first anniversary of the option grant date. No option is exercisable more than ten years after the option grant date. Upon the termination of a non-employee director’s service for any reason (other than for cause), any options granted to the director under the Stock Incentive Plan become vested, and the director has the right, at any time within five years after the date of termination of service and prior to termination of the options, to exercise any options held by the director on the service termination date.

The board of directors amended and restated the Outside Director Plan in 2002. Before the adoption of the amendments, options awarded to non-employee directors vested with respect to one-fourth of the shares subject to the options on each of the first, second, third and fourth anniversaries on the option grant date. In connection with the adoption of the amendments, one of which provides for full vesting of new options on the first anniversary of the grant date, the board of directors approved accelerated vesting of all options which had been outstanding for at least one year. Accelerated vesting applied to options to purchase 3,234 shares held by Mr. Andrews, options to purchase 4,832 shares held by Mr. Martin and options to purchase 2,972 shares held by Ms. Robinson. The amendments also extended to five years from periods ranging from 90 days to one year the option exercisability period following termination of a non-employee director’s service. The amended exercisability provision was applied to all outstanding options held by non-employee directors.

The board of directors also amended and restated the Stock Incentive Plan in 2002 to extend to five years from periods ranging from one to three years the option exercisability period following the termination of an employee director’s employment on account of the employee director’s death, disability or retirement. The amended exercisability provisions will be applied to all options granted on or after May 14, 2002. The compensation committee of the board of directors also resolved that all unexercised options granted under the Stock Incentive Plan and held by the employee directors as of the amendment date were amended to provide for full vesting of the options upon the optionee’s “involuntary termination” within a one-year period following a “change in control” of Trex Company. The new vesting terms applied to all then-outstanding options held by the employee directors, including options to purchase 23,935 shares held by Mr. Matheny, options to purchase 23,084 shares held by Mr. Cavanna, options to purchase 22,228 shares held by Mr. Ferrari and options to purchase 22,228 shares held by Mr. Wittenberg. For this purpose, “change in control” means (1) the dissolution or liquidation of Trex Company or a merger, consolidation, or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity, (2) a sale of substantially all of the assets of Trex Company to another person or entity or (3) any transaction (including, without limitation, a merger or reorganization in which Trex Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of Trex Company. “Involuntary termination” means a termination of employment by Trex Company for a reason other than for cause or by the employee director if Trex Company takes any action which results in a diminution in any material respect of the employee director’s position (including status, offices, titles and reporting requirements), compensation, or authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action which is not taken in bad faith and which is remedied by Trex Company promptly after receipt of notice thereof is given by the optionee.

EXECUTIVE COMPENSATION

The following table shows information about the compensation paid to Trex Company’s Chief Executive Officer, who is the President, and to each of Trex Company’s other executive officers for fiscal 2002. The officers listed in the table are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

	Annual Compensation (1)			Long Term Compensation
Securities
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Underlying Options (#) (2)	All Other Compensation ($) (3)
Robert G. Matheny President	2002 2001 2000	268,508 261,795 290,055	313,600 — 166,600	— — —		— 8,285 15,650	9,550 9,425 9,425

Anthony J. Cavanna Executive Vice President and Chief Financial Officer	2002 2001 2000	258,918 252,445 279,696	259,200 — 137,700	— — —		— 7,989 15,095	9,550 9,425 9,425

Andrew U. Ferrari Executive Vice President of Marketing and Business Development	2002 2001 2000	249,329 243,096 261,580	249,600 — 132,600	— — —		— 7,693 14,535	9,550 9,425 17,182

Roger A. Wittenberg Executive Vice President, Recycling	2002 2001 2000	249,329 243,096 266,317	249,600 — 132,600	— — —		— 7,693 14,535	9,550 9,425 12,445

Harold F. Monahan Senior Vice President and General Manager	2002 2001	217,232 206,865	176,099 —	950,400 —	(4)	24,630 846	8,304 8,412

(1)	In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.
(2)	The options were granted under the Stock Incentive Plan.
(3)	The amounts shown in the “All Other Compensation” column consist of the following: (a) for Mr. Matheny, $2,750 in fiscal 2002, $2,625 in fiscal 2001 and $2,625 in fiscal 2000 in matching contributions to Trex Company’s defined contribution employee profit sharing and 401(k) plan (referred to below as the “401(k) plan”); and $6,800 in fiscal 2002, $6,800 in fiscal 2001 and $6,800 in fiscal 2000 in employer contributions to Trex Company’s defined contribution employee money purchase pension plan (referred to below as the “Money Purchase Plan”); (b) for Mr. Cavanna, $2,750 in fiscal 2002, $2,625 in fiscal 2001 and $2,625 in fiscal 2000 in matching contributions to the 401(k) Plan; and $6,800 in fiscal 2002, $6,800 in fiscal 2001 and $6,800 in fiscal 2000 in employer contributions to the Money Purchase Plan; (c) for Mr. Ferrari, $2,750 in fiscal 2002, $2,625 in fiscal 2001 and $2,625 in fiscal 2000 in matching contributions to the 401(k) Plan; $7,757 in fiscal 2000 in employer discretionary contributions to the 401(k) Plan; and $6,800 in fiscal 2002, $6,800 in fiscal 2001 and $6,800 in fiscal 2000 in employer contributions to the Money Purchase Plan; (d) for Mr. Wittenberg, $2,750 in fiscal 2002, $2,625 in fiscal 2001 and $2,625 in fiscal 2000 in matching contributions to the 401(k) Plan; $3,020 in fiscal 2000 in employer discretionary contributions to the 401(k) Plan; and $6,800 in fiscal 2002, $6,800 in fiscal 2001 and $6,800 in fiscal 2000 in employer contributions to the Money Purchase Plan; and (e) for Mr. Monahan, $2,750 in fiscal 2002 and $1,612 in fiscal 2001 in matching contributions to the 401(k) Plan; and $5,554 in fiscal 2002 and $6,800 in fiscal 2001 in employer contributions to the Money Purchase Plan.

(4)	Represents the dollar value of a restricted stock award made on March 19, 2002 under the Stock Incentive Plan. The value shown is computed by multiplying the closing market price of common stock on the grant date by the number of shares awarded, net of the consideration (equal to the par value of such stock) paid by Mr. Monahan. The value shown does not take into account the diminution in value attributable to the restrictions applicable to the shares of common stock. The restricted stock award vests over a five-year period in approximately three equal installments beginning on the third anniversary of the grant date. Upon the occurrence of certain events described in the Stock Incentive Plan, such as a merger, consolidation or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity or upon a sale of substantially all of the assets of Trex Company to another entity, the unvested portion of the award will become immediately vested in accordance with the terms of the restricted stock agreement and the Stock Incentive Plan. The restricted common stock is entitled to dividends on the same basis as any dividends declared and paid on Trex Company’s unrestricted common stock.

Stock Option Grants in Fiscal 2002

The following table sets forth information concerning all stock options granted in fiscal 2002 to the named executive officers.

Name	Number of Shares Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date (2)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)
Robert G. Matheny	—	—	—	—	—	—
Anthony J. Cavanna	—	—	—	—	—	—
Andrew U. Ferrari	—	—	—	—	—	—
Roger A. Wittenberg	—	—	—	—	—	—
Harold F. Monahan	24,630	15	20.00	2/21/12	310,000	785,000

(1)	All options granted to the named executive officers were granted under the Stock Incentive Plan and are exercisable for shares of common stock. Each such option will vest with respect to one-fourth of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant. The Stock Option Plan permits limited donative transfers of non-qualified options to members of the optionee’s immediate family and related trusts and similar entities, to the extent permitted by the board of directors.
(2)	The term of each option may not exceed ten years.
(3)	The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent Trex Company’s estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in Fiscal 2002

None of the named executive officers exercised stock options in fiscal 2002. The following table sets forth information concerning unexercised stock options held at the end of fiscal 2002 by the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Matheny	—	—	9,896	14,039	87,936	133,923
Anthony J. Cavanna	—	—	9,544	13,540	84,807	129,160
Andrew U. Ferrari	—	—	9,190	13,038	81,661	124,371
Roger A. Wittenberg	—	—	9,190	13,038	81,661	124,371
Harold F. Monahan	—	—	12,711	37,765	64,717	446,262

(1)	Represents the difference between the exercise price and the closing price of the common stock on the New York Stock Exchange on December 31, 2002, which was the last trading day in fiscal 2002.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2002 for (1) all compensation plans previously approved by Trex Company’s stockholders and (2) all compensation plans not previously approved by Trex Company’s stockholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

•	the weighted average exercise price of such outstanding options, warrants and rights; and

•	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	477,320	$23.08	1,167,932(2)
Equity compensation plans not approved by security holders	—	—	—
Total	477,320	$23.08	1,167,932

(1)	Consist of the Stock Incentive Plan, the Outside Director Plan and the Trex Company, Inc. 1999 Employee Stock Purchase Plan.
(2)	Represents 889,504 shares available for future issuance under the Stock Incentive Plan and 268,428 shares available for future issuance under the Trex Company, Inc. 1999 Employee Stock Purchase Plan. Shares of common stock issuable under the Outside Director Plan are issued pursuant to the Stock Incentive Plan.

The board of directors amended and restated the Stock Incentive Plan in 2002 to extend to five years from periods ranging from one to three years the option exercisability period following the termination of an optionee’s employment on account of the optionee’s death, disability or retirement. The amended exercisability provisions will be applied to all options granted on or after May 14, 2002. The compensation committee of the board of directors also resolved that all unexercised options granted under the Stock Incentive Plan and held by executive officers as of the amendment date were amended to provide for full vesting of the options upon the executive officer’s “involuntary termination” within a one-year period following a “change in control” of Trex Company. The new vesting terms applied to all then-outstanding options held by executive officers as of the amendment date, including options to purchase 23,935 shares held by Mr. Matheny, options to purchase 23,084 shares held by Mr. Cavanna, options to purchase 22,228 shares held by Mr. Ferrari, options to purchase 22,228 shares held by Mr. Wittenberg and options to purchase 50,476 shares held by Mr. Monahan. For this purpose, “change in control” means (1) the dissolution or liquidation of Trex Company or a merger, consolidation, or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity, (2) a sale of substantially all of the assets of Trex Company to another person or entity or (3) any transaction (including, without limitation, a merger or reorganization in which Trex Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of Trex Company. “Involuntary termination” means a termination of employment by Trex Company for a reason other than for cause or by the officer if Trex Company takes any action which results in a diminution in any material respect of the officer’s position (including status, offices, titles and reporting requirements), compensation, or authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action which is not taken in bad faith and which is remedied by Trex Company promptly after receipt of notice thereof is given by the optionee.

Report of the Compensation Committee

The compensation committee of the Trex Company, Inc. board of directors, which is composed exclusively of non-employee directors, offers this report regarding its executive compensation policy and compensation program in effect for fiscal 2002 for Trex Company’s chief executive officer, who is the president, and Trex Company’s other executive officers. This report, as well as the performance graph on page 16, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Trex Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Policy.    The overall goal of the committee is to develop compensation policies and practices that support the attainment of Trex Company’s strategic business objectives. The committee uses the services of independent executive compensation consultants in developing and evaluating compensation plans to achieve these objectives.

The committee compares executive compensation levels for the chief executive officer and Trex Company’s other executive officers to the compensation of executives employed by companies considered to be in Trex Company’s peer group. The committee also compares Trex Company’s short-term and long-term results to the performance of comparable companies.

Trex Company’s executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock option awards and other equity-based awards. Overall, these programs are intended to link executive compensation to Trex Company’s performance. The committee believes that a substantial portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by Trex Company’s executives and to link executive compensation with increases in stockholder value, the committee’s policy is to provide that a significant portion of total executive compensation will be in the form of periodic stock option and other equity-based awards.

Base Salary.    Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies considered to be in Trex Company’s peer group. Base salaries for executive officers are reviewed annually by the committee based upon, among other things, individual performance and responsibilities.

Annual Cash Bonuses.    Trex Company pays annual cash bonuses to its executive officers based upon the achievement of a net income objective. This objective is established at a level that is intended to assure that, if achieved, the level will represent a significant improvement in stockholder value. Executive officers have the opportunity to earn cash bonuses equal to a varying percentage of their base salary, depending upon the attainment of this objective.

Applying the bonus formula specified for fiscal 2002, the committee approved an annual bonus for the chief executive officer and the other executive officers equal to 160% of their target annual bonuses. All target annual bonuses for a fiscal year are measured as a percentage of the executive’s base salary for that fiscal year.

Long-Term Incentive Compensation.    In determining the amount of stock option awards under the 1999 Stock Option and Incentive Plan, the committee considers each executive’s current performance and anticipated future contributions to Trex Company’s performance, as well as the amount and terms of the options previously granted to the executive by Trex Company. The committee in fiscal 2003 approved the grant of stock options under the 1999 Stock Option and Incentive Plan for 14,458 shares of common stock to the chief executive officer and for a total of 57,543 shares of common stock to the executive officers in the aggregate, including the chief executive officer. In addition, the committee in fiscal 2002 approved a special award to one executive officer of 40,000 shares of restricted stock under the 1999 Stock Option and Incentive Plan. The grant of stock options to the chief executive officer and the other executive officers in fiscal 2003 and the restricted stock grant in fiscal 2002 were based on the committee’s assessment of both the past contributions of the executive officers and their anticipated role in increasing stockholder value.

All stock options granted to executive officers in fiscal 2003 were non-qualified stock options with an exercise price that was equal to the fair market value of Trex Company’s common stock on the date of grant. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of stockholder value. To emphasize the long-term incentive provided by these stock options, the options vest in equal increments over a four-year period.

Potential Effect of Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with Trex Company’s overall objectives and executive compensation policy. Compensation attributable to stock options and other awards granted under the 1999 Stock Option and Incentive Plan currently is excluded from the $1 million limit as “qualified performance-based compensation” contained in applicable Treasury regulations. The committee believes that no compensation for fiscal 2002 is at risk of not being fully deductible.

Respectfully submitted,

THE COMPENSATION COMMITTEE

William F. Andrews

William H. Martin, III

Patricia B. Robinson

Compensation Committee Interlocks and Insider Participation

The compensation committee of the board of directors during fiscal 2002 was composed of William F. Andrews, who was the Chairman, William H. Martin, III and Patricia B. Robinson. No member of the compensation committee was an officer or employee of Trex Company or any subsidiary of Trex Company during fiscal 2002. There are no interlock relationships as defined in the applicable SEC rules.

Stockholder Return Performance Graph

The following graph and table show the cumulative total stockholder return on Trex Company’s common stock compared to the Russell 2000 Index and a self-constructed peer group index for the periods between April 8, 1999, which was the date the common stock began trading on the New York Stock Exchange, and December 31, 2002, which was the last trading day in fiscal 2002. The peer group index is composed of the following public companies: U.S. Plastic Lumber Corp. and Advanced Environmental Recycling Technologies, Inc., each of which markets non-wood decking alternative products; and Masco Corporation, Elcor Corporation, Restoration Hardware, Inc., American Woodmark Corporation and Ethan Allen Interiors Inc., each of which emphasizes product branding and engages in manufacturing and distribution of products to the building and consumer products industries. The graph assumes $100 was invested on April 8, 1999 in (1) Trex Company common stock, (2) the peer group index and (3) the Russell 2000 Index, and assumes reinvestment of dividends and market capitalization weighting as of April 8, 1999 and December 31, 1999, 2000, 2001 and 2002.

Comparison of Cumulative Total Return

Among Trex Company, Inc., Russell 2000 Index and Peer Index

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 2)

The audit committee of the board of directors has appointed Ernst & Young LLP as Trex Company’s independent auditors for Trex Company’s fiscal year ending December 31, 2003. The board of directors is submitting the selection of independent auditors for stockholder ratification at the annual meeting.

A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Trex Company’s bylaws do not require that stockholders ratify the appointment of Ernst & Young as Trex Company’s independent auditors. Trex Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young, the audit committee will reconsider whether or not to retain Ernst & Young as Trex Company’s independent auditors, but may determine to do so. Even if the appointment of Ernst & Young is ratified by the stockholders, the audit committee may change the appointment at any time during the year if it determines that a change would be in the best interests of Trex Company and its stockholders.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the ratification of the appointment of Ernst & Young LLP as Trex Company’s independent auditors for the 2003 fiscal year.

INDEPENDENT AUDITORS

Ernst & Young LLP were Trex Company’s independent auditors for Trex Company’s 2002 and 2001 fiscal years. The following sets forth the aggregate fees billed by Ernst & Young to Trex Company for the fiscal years ended December 31, 2002 and 2001.

	2002	2001
Audit services	$219,100	$194,200
Audit-related services	147,500	46,300
Tax services	64,500	66,000
All other services	42,600	50,200

	$473,700	$356,700

In making its appointment of Ernst & Young as Trex Company’s independent auditors for Trex Company’s fiscal year ending December 31, 2003, the audit committee considered whether Ernst & Young’s provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Audit Fees

Audit services include services performed by Ernst & Young to comply with generally accepted auditing standards related to the audit and review of Trex Company’s financial statements. The audit fees shown above for the 2002 and 2001 fiscal years were incurred principally for services rendered in connection with Trex Company’s consolidated and statutory audits.

Audit-Related Fees

Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2002 and 2001 fiscal years were incurred in connection with audits of Trex Company’s employee benefit plans and accounting advice relating to Trex Company’s joint venture interest in Denplax, S.A. and Spanish subsidiary, Trex Wood-Polymer Espana, S.L., and, in the 2002 fiscal year, in connection with Ernst & Young’s review of Trex Company’s implementation of its financial information and cost accounting systems.

Tax Fees

Tax services include services performed by Ernst & Young’s tax department, except those services related to the audit. The tax fees shown above for the 2002 and 2001 fiscal years were incurred in connection with the preparation of Trex Company’s tax returns and corporate tax consultations.

All Other Fees

Amounts shown above as “all other fees” for the 2002 and 2001 fiscal years relate to services provided by a foreign law practice affiliated with Ernst & Young in connection with Trex Company’s joint venture interest in Denplax, S.A. and Spanish subsidiary, Trex Wood-Polymer Espana, S.L.

Report of the Audit Committee

The audit committee reviews Trex Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in Trex Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002 with Trex Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. In addition, the committee has discussed with the independent auditors the auditor’s independence from Trex Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the review and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in Trex Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

William F. Andrews

William H. Martin, III

Patricia B. Robinson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Trex Company’s directors and executive officers and persons who own more than 10% of a registered class of Trex Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Trex Company. The reporting persons are required by rules of the SEC to furnish Trex Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to Trex Company for fiscal 2002 or written representations that no other reports were required, Trex Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2002.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2004

Under SEC rules, in order for stockholder proposals to be presented at Trex Company’s annual meeting of stockholders in 2004, such proposals must be received by the Secretary of Trex Company at Trex Company’s principal office in Winchester, Virginia, no later than December 4, 2003. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

In addition, Trex Company’s bylaws require that notice of proposals by stockholders to be brought before any annual meeting generally must be delivered to Trex Company no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend Trex Company’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the proposal is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to adopt the proposal or (B) otherwise solicit proxies from stockholders in support of such proposal.

OTHER MATTERS

The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Lynn E. MacDonald

Secretary

Dated: April 3, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

OF TREX COMPANY, INC.

A.	Organization

1.    Appointment.    The board of directors will appoint an audit committee, which will be composed of at least three directors. The board of directors also will appoint a chairman of the audit committee.

2.    Qualifications.    Each member of the audit committee must satisfy the requirements of the New York Stock Exchange and applicable law relating to independence, expertise and experience.

B.	Statement of Purpose

1.    Oversight Responsibility.    The purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (2) the performance of the internal audit function, (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the qualifications, independence and performance of the independent auditors, (4) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures, and (5) the fulfillment of the other responsibilities set forth in this charter. The audit committee also will prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2.    Other Matters.    It is not the role of the audit committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and the internal auditors.

C.	Operation

1.    Open Communication.    The audit committee will maintain regular and open communication among the directors, the independent auditors, the internal auditors and management.

2.    Reports to the Board of Directors.    The audit committee will report committee actions to the board of directors and may make appropriate recommendations for action by the board of directors.

3.    Meetings.    The audit committee will establish a schedule of meetings to be held each year and may schedule additional meetings as required. In planning the annual schedule of meetings, the audit committee will ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and the head of internal audit (or internal audit service providers), without management present; to meet separately with management, without the independent auditors and the head of internal audit (or internal audit service providers) present; and to meet with only the audit committee members present.

4.    Procedures.    The audit committee may adopt such procedures relating to the conduct of its proceedings, as it deems appropriate.

5.    Access to Records, Advisors and Others.    The audit committee will have full authority (1) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (2) to retain outside legal, accounting or other advisors to advise the audit committee and (3) to request any officer or employee of the Company, the Company’s external counsel, the internal auditors or the independent auditors to attend meetings of the audit committee or to meet with any members of, or advisors to, the audit committee. The audit committee may retain advisors without seeking approval of such retention by the board of directors. The Company will provide appropriate funding, as determined by the audit committee, for payment of the compensation of any advisors retained by the audit committee.

6.    Delegation.    The audit committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the audit committee to the extent permitted by applicable law and listing standards.

7.    Performance Evaluation.    The audit committee will establish criteria for evaluating its performance and will conduct such an evaluation on an annual basis.

D.	Responsibilities

The following will be the principal responsibilities of the audit committee:

1.    Engagement of Independent Auditors.    The audit committee will engage the independent auditors and oversee, evaluate and, where appropriate, replace the independent auditors. Any engagement of the independent auditors by the audit committee may be subject to shareholder approval or ratification, as determined by the board of directors.

2.    Pre-Approval of Audit and Non-Audit Services.    The audit committee will approve in advance (1) all audit, review and attest services and all non-audit services provided to the Company by the independent auditors and (2) all fees payable by the Company to the independent auditors for such services, all as required by applicable law or listing standards.

3.    Independence of Independent Auditors.    The audit committee will consider matters relating to the independence of the independent auditors. The audit committee will ensure that the independent auditors submit, on a periodic basis, to the audit committee formal written statements delineating all relationships between the independent auditors and the Company, as required by the Independence Standards Board (or any successor body), will discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence and will take appropriate action in response to the independent auditors’ statements to satisfy itself of the independent auditors’ independence.

4.    Performance of Independent Auditors.    The audit committee will review the performance of the independent auditors annually. In connection with this evaluation, the audit committee will consult with management and will obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review or peer review (if applicable) or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of the independent auditors to any such review, inquiry or investigation. The audit committee will consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis.

5.    Performance of Internal Auditors.    The audit committee will annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors. If the internal audit services are outsourced, the audit committee will be responsible for the engagement, evaluation and termination of the internal audit service providers, and will approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the audit committee will review the quality control procedures applicable to the service providers. The audit committee also will obtain and review not less frequently than annually a report of the service providers addressing such service providers’ internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of such service providers to any such review, inquiry or investigation.

6.    Audits.    The audit committee will discuss with the internal auditors or internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the audit committee will discuss with management, the internal auditors or internal audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The audit committee will review with management and the independent auditors management’s annual internal control report, including any attestation of such internal control report by the independent auditors. The audit committee will obtain and review periodic reviews from management and the internal auditors or internal audit service providers regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internals controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

7.    Review of Disclosure Controls and Procedures.    The audit committee will review with the chief executive officer, the chief financial officer and disclosure committee the Company’s disclosure controls and procedures and will review periodically, but no less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

8.    Consultation with Independent Auditors.    The audit committee will review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. This review will address any difficulties encountered by the independent auditors in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, and any material adjustments to the financial statements recommended by the independent auditors, regardless of materiality.

9.    Review of Regulatory and Accounting Initiatives.    The audit committee will review with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

10.    Review of Annual SEC Filings.    The audit committee will review and discuss with management and the independent auditors the audited financial statements and the other financial information to be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The audit committee also will discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on such review and discussion, the audit committee will make a determination whether to recommend to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

11.    Review of Quarterly SEC Filings and Other Communications.    The audit committee will review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In connection with this review, the audit committee will discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71. The audit committee also will discuss any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The audit committee will review the Company’s earnings press releases to the extent required by applicable law or listing standards.

12.    Proxy Statement Report.    The audit committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

13.    Related Party Transactions.    The audit committee will review periodically, but no less frequently than annually, a summary of the Company’s transactions with directors and officers of the Company and with entities that employ directors, as well as any other material related party transactions.

14.    Hiring Guidelines.    The audit committee will approve guidelines for the Company’s hiring of former employees of the independent auditors, which will meet the requirements of applicable law and listing standards.

15.    Establishment of Whistleblowing Procedures.    The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.    Review of Legal and Regulatory Compliance.    The audit committee will periodically review with management, including the general counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of conduct and ethics. The Committee also will meet periodically and separately with the Company’s general counsel to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

17.    Other Responsibilities.    The audit committee also will carry out such other duties that may be delegated to it by the board of directors from time to time.

E.	Charter

1.    Annual Review.    The audit committee will review and reassess the adequacy of this charter on an annual basis.

2.    Inclusion in Proxy Statement.    The audit committee will cause a copy of the charter to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission as required by applicable law or regulation.

February 26, 2003

Printed on recycled paper

			Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
1. ELECTION OF DIRECTORS			2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Auditors for the year ending December 31, 2003.		FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES: 01 Anthony J. Cavanna 02 Patricia B. Robinson	FOR all nominees listed except as indicated ☐	WITHHOLD AUTHORITY to vote for all nominees ☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

☐

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature: Signature: Date:

The signature on this Proxy should correspond exactly with stockholder’s name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11PM Eastern Time on Wednesday May 7, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/twp		Telephone 1-800-435-6710		Mail Mark, sign and date

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT

TREX COMPANY, INC.

160 EXETER DRIVE

WINCHESTER, VIRGINIA 22603-8605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TREX COMPANY, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2003 AT 9:00 A.M.

TREX COMPANY, INC.

The undersigned appoints Andrew U. Ferrari and Robert G. Matheny, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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